Exhibit 10.11

LEASE AGREEMENT WITH OPTION TO PURCHASE

THIS LEASE AGREEMENT WITH OPTION TO PURCHASE (this “Lease”) is entered into as of the 17th day of November, 2004, by and between CURE LAND COMPANY, LLC, a Mississippi limited liability company (“Landlord”), and SILVER SLIPPER CASINO VENTURE LLC, a Delaware limited liability company (“Tenant”), and/or its assignee.

RECITALS

WHEREAS, Tenant proposes to develop a riverboat casino and related facilities (collectively, the “Casino”) at the Premises (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

AGREEMENT

1.             PREMISES.

1.1           For and in consideration of the rent described below and other good and valuable consideration, receipt of which is hereby acknowledged, Landlord hereby leases and lets to Tenant and Tenant hereby rents from Landlord the premises identified as Parcels A, B, and C and described in Exhibit “A” attached hereto and incorporated herein by reference, together with all easements, rights of way and appurtenances in connection therewith or thereunto belonging and the building and other improvements constructed or to be constructed thereon (all of which are hereinafter referred to as the “Premises”).  The parties acknowledge and agree that the vessel to be docked adjoining to the Premises and all improvements and equipment therein shall not constitute part of the Premises nor shall it constitute a fixture or improvement on the Premises.

1.2           In consideration for a one-time payment to Landlord of Fifty-Thousand Dollars ($50,000.00) payable at the time Tenant receives the approval of the Mississippi Gaming Commission to proceed with development of the Casino, for a period from the date thereof through and including the Termination Date, Landlord hereby leases and lets to Tenant and Tenant hereby rents from Landlord that certain approximately one (1) acre parcel owned by Landlord, located on State Highway 90, and identified as Parcel J and more fully described on Exhibit “C” attached hereto and incorporated herein by reference.  Tenant agrees that it shall be responsible for the payment of ad valorem taxes on said one acre parcel.

2.             TERM.  The term of this Lease (the “Term”) shall commence on the date hereof (“Commencement Date”) and expire at midnight on the 30th day of April, 2028 (the “Termination Date”).

3.             RENT.

3.1           Tenant agrees to pay Landlord as base rent (the “Base Rent”) as follows:

(a)           Thirty-Two Thousand and Five Hundred Dollars ($32,500.00) per month, due and payable on the first day of each and every month, and

(b)           Commencing on the opening of the Casino, Fifty-two Thousand and Five-Hundred Dollars ($52,500.00), due and payable on the 1st day of each and every month.

3.2           In addition to the Base Rent, Tenant shall pay to Landlord as additional rent, the following percentage of gross gaming revenue (“Gross Gaming Revenue”), and shall furnish Landlord a copy of the Gross Receipts record sent to the Mississippi Gaming Commission and State Tax Commission:

(a)           an amount equal to two and one-half percent (2.50%) of the Gross Gaming Revenue which is in excess of Two Million Seven Hundred and Fifty Thousand Dollars ($2,750,000.00) per month up to but not including Gross Gaming Revenue equal to Three Million Six Hundred and Fifty Thousand Dollars ($3,650,000) per month; plus

(b)           an amount equal to three percent (3.0%) of the Gross Gaming Revenue which is equal to or in excess of Three Million Six Hundred and Fifty Thousand Dollars ($3,650,000.00) per month.

Tenant shall provide Landlord with a copy of its gross gaming revenue on a monthly basis.  “Gross Gaming Revenue” shall be deemed to be defined as stated in Section 75-76-5(p) of the Mississippi Code of 1972, as such statue is in force and effect as of the opening of the Casino, and does not include revenues generated from the sale of food or beverages and retail or other non-gaming revenues generated on the Premises.  Landlord acknowledges that Tenant shall have no liability for any rent prior to the date hereof under any former lease; proved that, Tenant agrees as consideration for this Lease to pay $167,800 of unpaid prior rent, which amount shall be due and payable on the date Tenant shall close and receive funding pursuant to its initial financing for the Casino.

4.             DEPOSIT.  Landlord hereby acknowledges receipt of Ten Thousand and No/100 Dollars ($10,000.00) previously paid to it by Tenant.

5.             OPTION TO PURCHASE.

5.1           Landlord hereby grants to Tenant:

(a)           an exclusive option to purchase the Premises (the “Option”) from the Commencement Date through December 31, 2014.  The Option, if exercised at any time from the Commencement Date until December 31, 2010, shall allow Tenant to purchase the Premises for the principal sum of $13,500,000 (less, to the extent exercised, the 4 Acre Option Price (defined below)), plus a retained interest of Landlord in Tenant’s operations of two percent (2%) of the net income (“Net Income”).  In the event the Option is exercised at any time from January 1, 2011 until December 31, 2014, the Option Purchase Price shall be the principal sum of $15,500,000 (less, to the extent exercised, the 4 Acre Option Price), plus a retained interest of Landlord in Tenant’s operations of three (3%) of Net Income.  Each of the purchase prices set forth in this Section 5.1(i) are referred to herein as the “Option Purchase Price,” as applicable.  “Net Income” shall be defined as the excess of revenues over all ordinary and necessary expenses incurred by Tenant in its operations for any given fiscal year (including, without limitation, principal and interest and other payments on any financing in connection with the Casino), and shall be calculated in accordance with Generally Accepted Accounting Principles (GAAP).  Ordinary and necessary expenses shall not exceed the ordinary and necessary expenses commonly incurred in the gaming industry.  Any disputes arising out of this definition of Net Income shall be arbitrated by means of binding arbitration under the commercial arbitration rules of the American Arbitration Association, and

(b)           an exclusive option to purchase a four (4) acre parcel within the Premises for a hotel site, said 4 acre parcel to be mutually agreed upon between Landlord and Tenant (the “4 Acre Parcel Option”), exercisable by Tenant at any time during the term of this Lease (unless the Option shall be exercised beforehand) for the amount of Two Million and No/100 Dollars (the “4 Acre Option Price”) (with the understanding that, should the 4 Acre Parcel Option be exercised, that upon payment of said amount, the Option Purchase Price shall be reduced by said Two Million and No/100 Dollars ($2,000,000.00)).

5.2           Exercise of the Option and/or 4 Acre parcel Option shall be by way of written notice to Landlord of Tenant’s desire to exercise the Option.

5.3           Landlord’s retained interest in Tenant’s Net Income of either two percent (2.0%) or three percent (3.0%), as described in Section 5.1(a) above, shall cease ten (10) years from the closing date of any sale of the Premises to a third party.

6.             TITLE AND CONDITION OF THE PREMISES.  The Premises are leased to Tenant in their present condition without representation or warranty by Landlord, except as provided herein, and subject to (i) the existing state of title as of the Commencement Date, and (ii) all applicable Legal Requirements.  “Legal Requirements” means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of and agreements with all governments, departments, commissions, boards, court, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Premises or any part thereof.  Tenant has inspected and examined the Premises and has found the same satisfactory.

7.             USE; QUIET ENJOYMENT.  Tenant may use the Premises for any lawful purpose.  So long as no event of default has occurred and is continuing hereunder, Landlord and anyone claiming by, through or under Landlord, warrant that they shall not interfere with the peaceful and quiet occupation and enjoyment of the Premises by Tenant.

8.             TAXES AND ASSESSMENTS; COMPLIANCE WITH LAW AND AGREEMENTS.

8.1           Tenant shall pay:  (i) all tax assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the Term and whether or not to be completed within the Term), levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen or unforeseen, which are, at any time prior to or during the term hereof, imposed, levied upon or assessed against (a) the Premises, (b) the Base Rent, any additional rent or any other sums payable hereunder, (c) this Lease or the leasehold estate hereby created or which arise in respect of the operation, possession or use of the Premises; (ii) any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Base Rent or any additional rent or any other sums payable hereunder, (iii) all sales, use and similar taxes which at any time may be levied, assessed or payable on account of the acquisition, leasing or use of the Premises; and (iv) all ad valorem taxes on the real property and improvements located thereon.  Tenant shall not be required to pay any franchise, corporate, estate, inheritance, succession, transfer, income, profits or similar taxes of Landlord (other than any tax referred to in clause (ii) above), unless such tax is imposed or levied upon or assessed against Landlord be paid by Tenant pursuant to this Article 8.  Tenant shall furnish to Landlord, within thirty (30) days after demand therefor, proof of payment of all taxes, assessments, levies, fees, rents and charges and all utility and communications charges payable by Tenant.  If any assessment levied or assessed against the Premises becomes due and payable during the Term and may be legally paid in installments, Tenant shall have the option to pay such assessment in installments and in such event, Tenant shall be liable only for those installments which become due and payable during the Term hereof.  Tenant shall either post a bond to guarantee the payment of all ad valorem taxes or pay said taxes in advance.

8.2           Tenant shall comply with and cause the Premises to comply with (i) all Legal Requirements made applicable to the Premises or the use thereof and (ii) all terms, conditions, covenants, agreements and requirements of insurance policies which at any time may be in force with respect to the Premises, and all contracts, agreements, easements, reservations and restrictions existing at the commencement of the Term or thereafter consented to by Tenant affecting the Premises or the ownership, occupancy or use thereof.

9.             LIENS.  If, because of any act or omission of Tenant or anyone claiming through or under Tenant, any mechanic’s or other lien or order for the payment of money is filed against the Premises, Tenant will, at is expense, cause the same to be canceled and discharged of record within forty (40) days after receiving notice of the filing thereof (but in any case within fifteen (15) days after receipt of notice of commencement of foreclosure proceedings), or file an appropriate bond, satisfactory to Landlord, in the exercise of commercial reasonableness, which will cause such lien to be discharged as a lien against the Premises, or deliver to Landlord adequate security, acceptable to Landlord, in the exercise of commercial reasonableness, for the discharge thereof, and will also indemnify and hold harmless Landlord from and against any and all costs expenses, claims, losses and damages (including reasonable attorneys’ fees) in connection therewith.  Notwithstanding the foregoing, if Tenant, in good faith, contests the filing of any lien against the Premises and diligently pursues said contest, the forty (40) day limit will not apply.  Tenant shall be required to furnish Landlord proof of progress payments on all improvements constructed on the Premises.  The mere existence of a lien shall not be construed as a default under this Lease.  Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect Landlord’s consent or request, express or implied, by interference or otherwise, to any contractor, subcontractor, laborer, equipment or material supplier for the performance of any labor or the furnishing of any materials or equipment for any improvement, alteration or repair of, or to the Premises, or any part of the premises, or as giving Tenant any right, power or authority to contract for, or permit the rendering of, any service to, or the furnishing of any materials that would give rise to the filing of any liens against Landlord’s fee simple estate.  Tenant shall indemnify Landlord against any work performed on the premises for or by Tenant.

10.           UTILITIES.  Tenant agrees to pay all charges for all gas, power, telephone and other utilities used on the Premises by Tenant.  Landlord will allow Tenant to use the water from their well (and in accordance with the last sentence of this section, grants Tenant an easement for said use), free of charge, for the hotel/casino, and in lieu of payments for water, Tenant will maintain the well and water tower.  Landlord reserves (i) the right to sell water to other users so long as Tenant has sufficient water for its hotel/casino and any other operations upon the Premises, and (ii) reserves to itself a non-exclusive access easement across the property more particularly identified as Parcel I and described on Exhibit E hereto to the water tower property (which property is identified as Parcel H and described on Exhibit F hereto) for ingress and egress to the water tower property (provided that, upon completion of the restoration of the parking area the parties agree to revise the legal description of this easement so that the access easement follows the ingress and egress routes in said parking area and causes the least practicable interference with the parking spaces in the parking lot).  Should Tenant exercise the Option, the tower and water well shall be excluded from the sale; provided that, concurrent with any such purchase there shall be granted to Tenant and any successor owner of the Premises (including any transferee by foreclosure or deed-in-lieu of foreclosure of any mortgagee), and Landlord does hereby grant, an irrevocable easement and right of access and prior right to use free of charge the well, water tower and said water for its hotel/casino and other operations at the Premises (provided, that, if Tenant shall thereafter sell the Premises to a third party (which shall not be deemed to include any transfer by foreclosure or deed-in-lieu of foreclosure by any mortgagee of Tenant nor its assignee), such third party transferee shall be required to pay such water at rate which is from time to time charged in Hancock County for commercial users of water in the county) and a right of first refusal to purchase the well and water tower upon any sale or transfer, directly or indirectly, of the well and/or water tower.  Such easement shall run with the land and shall otherwise be in form and substance acceptable to Tenant.  (Tenant shall have the right to match any offer received by Landlord on the same terms as offered to Landlord; provided, that, should Tenant decline the offer, and the terms of the offer change in any material respects or the offer not close within 90 days thereafter, Landlord shall re-offer to Tenant the right of first refusal).  Landlord shall notify Tenant of any offers and all such offers shall be bona fide third party offers.  Tenant shall continue to maintain the well and the water tower following the closing of the purchase transaction in connection with the exercise of the Option.  In connection with the water well and water tower, Landlord does hereby grant to Tenant, during the Term and following the exercise of the Option, a non-exclusive easement over, under, above and across the water tower parcel identified as Parcel H and described on Exhibit F so that Tenant may use the water and maintain the well and water tower in accordance with the terms hereof.

11.           REPAIRS AND MAINTENANCE.  Tenant agrees it will, at its expense, (i) keep and maintain the Premises, including the building and improvements thereon and outside grounds, in good repair, except for ordinary wear and tear, (ii) with reasonable promptness make all repairs of every kind and nature which may be required to be made upon or in connection with the Premises or any part thereof in order to keep and maintain the Premises in good repair, and (iii) will comply with and cause the Premises to comply with the terms and conditions of contracts, easements and restrictions existing as of the Commencement Date and affecting the Premises and the ownership, occupancy and use thereof.  The Tenant shall be responsible for all repairs to the air conditioning system at its sole expense.

12.           ALTERATIONS.  Landlord agrees that subject to the conditions hereinafter set forth, Tenant may, at its cost, make or permit to be made such changes, replacements, alterations and additions to the Premises and the buildings and improvements thereon as Tenant may deem advisable (the “Alterations”) which may include but not be limited to:  (i) altering or remodeling any building, or improvements on the Premises; or (ii) constructing additions to the improvements and buildings on the Premises, with such additions being located as Tenant deems advisable.  Notwithstanding the foregoing, Tenant may only make Alterations if (a) upon completion of the Alterations, the market value of the Premises and the building and improvements thereon shall not be less than immediately prior to the making of such Alterations; (b) the Alterations shall be performed in a good and workmanlike manner; and (c) the Alternations shall be expeditiously completed in compliance with all laws, ordinances, orders, rules, regulations and requirements applicable thereto.

No Alterations shall be made without Landlord’s prior written consent, which shall not be unreasonably withheld.  Before such consent is given, the Tenant must provide to Landlord a copy of any and all plans and specifications pertaining to the Alterations and copies of any and all construction agreements.

Alterations shall, upon the completion thereof, be deemed to be a part of the Premises and shall thereafter be the property of Landlord.  Alterations shall not change the Option Purchase Price as defined in Article 5 above.

13.           FIXTURES.  All alterations, improvements, additions and utility installations (whether or not such utility installations constitute trade fixtures of Tenant), which may be made to the Premises by Tenant, including but not limited to, floor covering, paneling, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communications systems, conduit, wiring and outlets, shall be made and done in good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term, unless Landlord requires their removal.  Provided Tenant is not in default, Tenant’s personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises other than utility installation, shall remain the property of Tenant and may be removed without damage to the Premises.

14.           INDEMNIFICATION AND INSURANCE.

14.1         Indemnification.  Tenant hereby indemnifies, holds harmless and agrees to defend Landlord from and against all claims, damages, expenses (including, without limitation, attorney’s fees and reasonable investigative and discovery costs), liabilities and judgments on account of injury to person, loss of life, or damage to property occurring on the Premises and on the ways immediately adjoining the Premises, caused by the active negligence of Tenant, its agents, servants or employees; provided, however, Tenant shall not indemnify Landlord against any injury, loss of life, or damage which is caused by the active negligence of Landlord, its other tenants on the Premises, if any, its or their agents, servants or employees.

Landlord hereby indemnifies, holds harmless and agrees to defend Tenant from and against all claims, damages, expenses (including, without limitation, attorney’s fees and reasonable investigative and discovery costs), liabilities and judgments, on account of injury to persons, loss of life, or damage to property occurring on the Premises and on the ways immediately adjoining the Premises, caused by the active negligence of Landlord, its agents, servants or employees; provided, however, Landlord shall not indemnify Tenant against any injury, loss of life or damage which is caused by the active or passive negligence of Tenant, or Tenant’s agents, servants or employees.

The Parties’ obligations with respect to indemnification hereunder shall remain effective, notwithstanding the expiration or termination of this Lease, as to claims accruing prior to the expiration or termination of this Lease.

14.2         Waiver of Certain Rights.  With respect to any loss or damage that my occur to the Premises (or any improvements thereon) or the respective property of the Parties therein, arising from any peril customarily insured under a fire and extended coverage insurance policy, regardless of the cause or origin, excluding willful acts but including negligence of the Parties, their agents, servants or employees, the Party carrying such insurance and suffering such loss hereby releases the other Party from all claims with respect to such loss except as specifically provided in the Articles entitled “REPAIRS” and “DAMAGE OR DESTRUCTION”; and Landlord and Tenant mutually agree that their respective insurance companies shall have no right of subrogation against the other Party on account of any such loss, and each Part shall procure from their respective insurers under all policies of fire and extended coverage insurance a waiver of all rights of subrogation against the other Party which the insurance might otherwise have under such policies.

14.3         Liability, Fire and Casualty Insurance.  Tenant agrees to maintain and/or cause to be maintained, at its sole expense, liability, fire and casualty insurance insuring its and the Landlord’s interests against loss by fire and other causes and claims for bodily injury, death and property damage occurring on, in or about the Premises (including, without limitation, the parking lots) and the ways immediately adjoining the Premises, in an amount or amounts which are standard in the gaming industry.  The Landlord shall be named as an additional insured on the policy.  Tenant shall maintain liability insurance in a minimum amount of $5,000,000.

Any insurance required to be provided under this Article may be in the form of blanket liability coverage so long as the blanket policy does not reduce the limits nor diminish the coverage required herein.  Any insurance policy required to be maintained and/or caused to be maintained by Tenant under this Article shall be written by insurance companies, reasonably satisfactory to Landlord, which are qualified to do business in the state in which the Premises are located.  Tenant shall cause a certificate providing such information as reasonably requested by Landlord evidencing the existence and limits f its insurance coverage with respect to the Premises to be delivered to Landlord upon the commencement of this Lease.  Thereafter, Tenant shall cause similar certificates evidencing renewal policies to be delivered to Landlord at such times as reasonably requested by Landlord.  Upon request, Landlord shall cause a certificate of insurance reasonably evidencing compliance with the requirements of this Article to be delivered to Tenant.

14.4         Performance of Indemnity Agreement.  All policies of insurance shall insure the performance by Landlord or Tenant, as the case may be, of the indemnity agreements contained herein and shall contain a provision that the insurance company will furnish Landlord and Tenant thirty (30) days advance written notice of any cancellation or lapse, or the effective date of any reduction in the amounts or scope of coverage.  Each party shall promptly notify the other party of any asserted claim with respect to which such party is or may be indemnified against hereunder and shall deliver to such party copies of process and pleadings.

15.           ASSIGNMENT AND SUBLETTING.  Tenant shall only sublet or assign this Lease or a portion thereof provided the following elements are satisfied:  (i) the Tenant is not in default of any of the terms and conditions of the Lease; (ii) the Tenant provides a copy of the proposed sublease or assignment to the Landlord prior to the commencement of the sublease or assignment; (iii) the use of the Premises under the sublease or assignment shall be approved by Landlord, which approval shall not be unreasonably withheld; and (iv) each such sublease or assignment shall expressly be made subject to the provisions of this Lease.  If the Tenant assigns its rights and interests under this Lease, the assignee under such assignment shall be directly and personally responsible for all of the obligations of Tenant hereunder whether or not such obligations are expressly assumed.  In the event of any such assignment or subletting, Tenant will remain liable to Landlord for the performance of all the terms, conditions and provisions of this Lease required to be performed by Tenant.

16.           PERMITTED CONTEST.  Tenant shall not be required to pay any tax referred to in Article 8, discharge or remove any lien referred to in Article 9, or comply with any law or agreement referred to in Article 8, so long as Tenant shall contest by appropriate proceedings, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damage caused thereby or the extent of its liability thereafter.  While any such proceedings are pending, Landlord shall not have the right to pay any such tax, assessment or lien or comply with any law or agreement thereby being contested.  Any such contest shall be conducted, as between Landlord and Tenant, at the sole expense of Tenant.

17.           DAMAGE OR DESTRUCTION.  If the Premises are damaged or destroyed by fire or other casualty to the extent that Tenant is, in its reasonable opinion, unable to operate its business from the Premises, Tenant may terminate this Lease by giving notice thereof to Landlord within thirty (30) days of such damage or destruction, such termination to be effective as of the date of destruction and all rents shall abate from the date of destruction for the unexpired Term.

If the Lease is not terminated as provided for above, then this Lease shall continue in full force and effect and Tenant shall repair any damage to the Premises so as to restore such Premises (as nearly as practicable) to the condition thereof immediately prior to such occurrence.  In the event that such restoration is not substantially completed within six (6) months from the date of damage or destruction, Landlord may at any time after the expiration of said six (6) month period elect to terminate the lease by giving written notice to Tenant, in which event the Lease shall terminate as of the date of such notice and all rents shall abate from the date of such notice for the unexpired Term of the Lease.  In the event written notice of termination is not received by Tenant, the Lease shall continue in full force and effect without abatement of rents.

18.           CONDEMNATION.  If the Premises or a substantial portion of the Premises is taken under the power of eminent domain for any public or quasi-public use, then Tenant may terminate and cancel this Lease, such termination to be effective upon the earlier of the date Tenant thereafter vacates the Premises or the date that the condemning authority takes possession of the condemned property and thereupon both parties will be relieved of any further obligation under this Lease, except that the parties will fulfill all of their obligations hereunder to be performed to the date of such termination.  In such event, Landlord shall be entitled to the entire condemnation proceeds.  If less than a substantial portion of the Premises is so taken, or if a substantial portion is taken but this Lease is not terminated and canceled as above provided, then Landlord and Tenant shall share the condemnation proceeds equitably in accordance with their relative interests, and Base Rent and any additional rent shall continue unabated.

19.           SURRENDER OF PREMISES AND REMOVAL OF PROPERTY.

19.1         No Merger.  The voluntary or other surrender of this Lease by Tenant, a mutual cancellation or a termination hereof, shall not constitute a merger, and shall, at the option of Landlord, terminate all or any existing subleases or shall operate as an assignment to Landlord of any or all subleases affecting the Premises.

19.2         Surrender of Premises.  Upon the expiration of the Term, or upon any earlier termination hereof, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the Premises are now or hereafter may be improved by Landlord or Tenant, reasonable wear and tear and casualty which is not to be restored by Tenant pursuant to this Lease excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises, all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to Landlord, and Tenant shall repair all material damage to the Premises resulting from such removal.  Tenant shall not remove any property that is a fixture as defined in Article 13 above.

19.3         Disposal of Property.  In the event of the expiration of this Lease or other re-entry of the Premises by Landlord as provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the term of this Lease, or within fifteen (15) days after a termination by reason of Tenant’s default, shall be considered abandoned and Landlord may remove any or all of such property and dispose of the same in any commercially reasonable manner or store the same in a public warehouse or elsewhere for the account of, and at the expense and risk of, Tenant.  If Tenant shall fail to pay the costs of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such places as Landlord, in its reasonable discretion, may deem proper, with notice to Tenant.  In the event of such sale, Landlord shall apply the proceeds thereof, first, to the cost and expense of sale, including reasonable attorneys’ fees; second, to the repayment of the cost of removal and storage; third, to the repayment of any other sums which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

20.           HOLDING OVER.  In the event Tenant holds over the expiration of the Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further term, and such month-to-month tenancy shall be subject to each and every term, covenant and agreement contained herein.  Nothing in this Article 20 shall be construed as a consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Tenant and/or collect damages in connection with such holding over.

21.           DEFAULTS AND REMEDIES.

21.1         Defaults by Tenant.  The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(a)           The failure by Tenant to pay the rent hereunder as and when due where such failure continues for thirty (30) days after notice thereof by Landlord to Tenant; provided, however, that such notice shall be in lieu of and not in addition to any notice required under Mississippi law.

(b)           The abandonment or vacation of the Premises by Tenant.

(c)           The failure by Tenant to observe or perform any other provision of this Lease where such failure continues for thirty (30) days after notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) days period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

(d)           Any action taken by or against Tenant pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Tenant (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); the making by Tenant of any general assignment for the benefit of creditors; the appointment of a trustee or receiver to take possession of all or any portion of Tenant’s interest in this Lease, where possession is not restored to Tenant within ninety (90) days; or the attachment, execution, or other judicial seizure of all or any portion of Tenant’s interest in this Lease, where such seizure is not discharged within ninety (90) days.

(e)           Tenant’s failure to vacate and surrender the Premises as required by this Lease upon the expiration of the Term or termination of this Lease.

21.2         Landlord’s Remedies.  In the event of any such default by Tenant, then, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant thirty (30) days written notice of such election to terminate.  In the event Landlord shall elect to so terminate this Lease, Landlord may recover from Tenant;

(a)           Terminate the Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof.  Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise; or

(b)           Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof and relet the Premises and receive the rent therefor.  Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting; or

(c)           Enter upon the Premises and do whatever Tenant is obligated to do under the terms of the Lease, except that Landlord may enter upon, and make any necessary repair to the Premises without notice to Tenant in the event of an emergency.  Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under the Lease.

21.3         Re-Entry Not Termination.  No re-entry or taking possession of the Premises by Landlord pursuant to this Article 21 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.  Notwithstanding any reletting without termination by Landlord because of any default of Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

21.4         Definition of Tenant.  As used in this Article 21, the term “Tenant” shall be deemed to include all persons or entities named as Tenant under this Lease, or each and every one of them.  If this Lease has been assigned, the term “Tenant” as used in this Article 21, shall be deemed to include both the assignee and the assignor.

22.           LATE CHARGES.  In the event Tenant is more than ten (10) days late in paying any installment of rent due under this Lease, Tenant shall pay Landlord a late charge equal to four percent (4.00%) of the delinquent installment of rent.  The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, but the payment of such late charge shall not excuse or cure any default by Tenant under this Lease.

23.           QUIET ENJOYMENT.  Tenant, upon the paying of all rent hereunder and performing each of the covenants, agreements and conditions of this Lease required to be performed by Tenant, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the provisions set forth in this Lease.

24.           SIGNAGE.  Subject to Article 12 above, Tenant, at Tenant’s sole cost and expense, shall have the right to place signage upon the Premises as Tenant deems to be appropriate.

25.           REPRESENTATIONS.  Landlord represents and warrants to Tenant that:

25.1         Landlord (i) is the sole owner of the Premises and (ii) has good, valid and marketable title, free and clear of all liens and mortgages other than the liens previously disclosed to Tenant and easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not in any case materially detract from the value of the Premises and would not interfere with the ordinary conduct of the business by Tenant (“Permitted Exceptions”).

25.2         There are no leases, subleases, licenses or occupancy agreements currently in effect with respect to the Premises.  To Landlord’s knowledge, other than this Agreement and the Permitted Exceptions, there are no agreements, instruments or documents by which the Premises may be subject or bound.

25.3         To Landlord’s knowledge, there are no known claims, actions, suits, proceedings or investigations pending or threatened before any court, governmental unit or any arbitrator, with respect to the Premises (including, but not limited to, any claim, action, suit, proceeding or investigation relating to Hazardous Substances (defined below) or alleged violation of the Environmental Laws (defined below) or Landlord’s interest herein.

25.4         The Premises are currently zoned C-2.  Landlord has no knowledge of the proposed adoption of any zoning laws or regulations affecting the Premises and no knowledge of any notices or others from any governmental authority with respect to any potential adverse change in the use of or access to, or with respect to any adverse condition on the Premises.  Tenant may be required under zoning laws or regulations to apply for a special use permit for the Premises.

25.5         Landlord has not received any written or oral notice for assessments for public improvements against any of the Premises which remains unpaid and, to Landlord’s knowledge, no such assessment has been proposed.  Landlord has not received any written or oral notice or order by any governmental or other public authority, any insurance company which has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions which (i) relates to violations of building safety, fire or other ordinances or regulations, (ii) claims any defect or deficiency with respect to any of such properties or (iii) requests the performances of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same.

25.6         There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the premises and, to Landlord’s knowledge, no such proceeding is contemplated.

25.7         The Premises is located along one or more dedicated public streets/highways.  Curb-cut and street-opening permits or licenses for vehicular access to and from the Premises to any adjoining public street/highway, if required, have been obtained and paid for by Landlord and are in full force and affect.

25.8         All water, sewer, gas, electric, telephone, and other public utilities and all storm water drainage required by law or necessary for the operation of the Premises will (i) either enter the Premises through open public streets adjoining the premises, or, if they pass through adjoining private land, do so in accordance with valid public or private easements or rights-of-way, (ii) be installed, connected and operating, in good condition, with all installation and connection charges paid in full, including, without limitation, connection and the permanent right to discharge sanitary waste into the collector system of the appropriate sewer authority, and (iii) be adequate to service the Premises as a gaming property at planned capacity.

25.9         As of the date hereof,

(a)           There are no conditions on, about, beneath, adjacent to or arising from any of the real property of the Premises which might give rise to liability, result in the imposition of a statutory lien or require any “Response,” “Removal” or Removal Action”, under any environmental laws, including, but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act (“SARA”), the Rivers and Harbors Act of 1899 (33 USC § 403), the Clean Water Act (33 USC §§ 1251-1387), Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended) and all other applicable federal, state and local health or environmental laws and regulations (the “Environmental Laws”).  As used in this Lease, the terms “Response,” “Removal” and “Remedial Action” shall be defined with reference to §§ 101(25) of CERCLA and SARA, 42 USA §§ 9601(23)-9601(25).

(b)           Hazardous Substances (as defined below) have never been used, handled, generated, processed, treated, stored, transported to or from, released, discharged, or disposed of on, about or beneath the Premises; there are no transformers or other equipment containing or contaminated with polychlorinated biphenyls (“PCBs”) or any above or underground storage tanks on, about or beneath the Premises, there is no asbestos or asbestos containing material at the Premises; no lead-based print or lead-based paint hazards are present at the Premises.  (As used in this Lease, the term “Hazardous Substance” means a hazardous substance, material or waste including, without limitation any substance which:  (i) is or contains petroleum, asbestos, lead based paint or PCBs; (ii) is defined, designated or listed as a “Hazardous Substance” pursuant to Sections 397 and 311 of the Clean Water Act, 33 USC §§ 1317, 1321, Section 101(14) of CERCLA, 42 USC §9601 or similar provision of applicable state law; (iii) is listed in the United States Department of Transportation Hazardous Material Table, 49 C.F.R. § 172.101; or (iv) is defined, designated or listed as a “Hazardous Waste” under Section 1004(3) of the Resource and Conservation and Recovery Act, 42 USC 9603(5), or similar provision of applicable store law.)

(c)           Landlord has not received any notice or had any actual or constructive knowledge of with respect to:  (i) any claim, demand, investigation, enforcement, Response, Removal, Remedial Action or other governmental or regulatory action instituted or threatened against, the Premises pursuant to any of the Environmental Laws; (ii) any claim, demand, suit, or action made or threatened by any person or entity against the Premises relating to any form of damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on, about, beneath or arising from the Premises or any alleged violation of any Environmental Laws relating to the Premises; or (iii) any communication to or from any governmental or regulatory agency arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the Premises, including, without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule.

25.10       Landlord hereby agrees to defend, indemnify and hold Tenant and its director, officers, agents, employees and lenders harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including, but not limited to, attorney’s fees and costs) arising from or in connection with the presence on or under the Premises of any Hazardous Substances, or any release or discharges of any Hazardous Substances on, under or from the Premises caused by Landlord.  Tenant shall have the same obligation and grant the same indemnification to Landlord should it be in violation of any applicable Environmental Laws.  The foregoing indemnity shall further apply to any residual contamination on or under the Premises or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substances, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Environmental Laws.

26.           TENANT’S ENVIRONMENTAL RESPONSIBILITIES.

26.1         Compliance with Laws.

(a)           Tenant shall comply with and use its best efforts (including the diligent prosecution of legal proceedings seeking injunctive and other appropriate relief) to ensure compliance by Tenant and all tenants, subtenants, officers, directors employees, agents, contractors and invoices of Tenant with all applicable Environmental Laws and shall obtain and comply with any permits required thereunder.

(b)           Tenant shall not (1) cause or permit the presence, use, generation, manufacture, production, processing, installation, release, discharge, storage (including storage in above ground and underground storage tanks for petroleum or petroleum products), treatment, handling, or disposal of any Hazardous Substances (excluding the safe and lawful use and storage of (i) quantities of petroleum products customarily used in the operation and maintenance of comparable casino properties and (ii) quantities of Hazardous Substances customarily used for normal casino purposes) on or under the Premises, or in any way affecting the Premises or its value or which may form the basis for any present or future claim, demand or action seeking cleanup of the Premises, or the transportation of any Hazardous Substances to or from the Premises, (2) cause or exacerbate any occurrence or condition on the Premises that is or may be in violation of the Environmental Laws [the matters described in clauses (1) and (2) above being referred to collectively below as “Prohibited Activities or Conditions”], Tenant represents and warrants that it has not at any time caused or permitted any Prohibited Activities or Conditions and that, to the best of its knowledge, no Prohibited Activities or Conditions exist or, have existed on or under the Premises.  Tenant shall take all appropriate steps to prevent its employees, agents, and contractors, and all customers and invitees from causing, permitting, or exacerbating any Prohibited Activities or Conditions.

(c)           Tenant shall comply in a timely manner with, and cause all employees, agents, and contractors of Tenant and any other person present on the Premises to so comply with, (1) any program of operations and maintenance (“O&M Program”) relating to the Premises that is acceptable to Tenant with respect to one or more Hazardous Substances, and (2) the Environmental Laws.  Any O&M Program shall be performed by qualified contractors under the supervision of a consulting engineer hired by Tenant with the prior written approval of Landlord.  All costs and expenses of any O&M Program shall be paid by Tenant, including without limitation the charges of such contractors and consulting engineer and Landlord’s fees and costs incurred in connection with the monitoring and review of O&M Program and Tenant’s performance thereunder.  If Tenants fails to commence timely or diligently continue and complete implementation of any O&M Program, then Landlord may, at Landlord’s option, declare a default by Tenant in the performance of Tenant’s obligations pursuant to this Lease and Landlord may invoke any remedies permitted by this Lease.

26.2         Conduct Tests.  Prior to vacating the Premises, Tenant shall conduct and complete all investigations, studies, sampling and testing procedures and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Substances on, from or affecting the premises in accordance with all applicable Environmental Laws to the satisfaction of the Landlord.

26.3         Reporting Requirements.

(a)           Tenant shall promptly supply Landlord with copies of all notices, reports, correspondences and submissions made by Tenant to the Environmental Protection Agency, the United States Occupational Safety and Health Administration, and any other local, state or federal authority which requires submission or any information concerning environmental matters or hazardous wastes or substances pursuant to Environmental Laws.

(b)           Tenant represents that Tenant has not received and has no knowledge of the issuance of any claim, citation or notice of any pending or threatened suits, proceedings, orders, or governmental inquiries or opinions involving the Premises, that allege the violation of any Environmental Law (“Governmental Actions”).

(c)           Tenant shall promptly notify Landlord in writing of: (1) any Governmental Actions or (2) any claim made or threatened by any third party against Tenant, Landlord, or the Premises relating to loss or injury resulting from any occurrence or condition on the Premises or any other real property that could require the removal from the Premises of any Hazardous Substances or cause any restrictions on the ownership, occupancy, transferability or use of the Premises under Environmental Laws.  Tenant shall cooperate with any governmental inquiry, and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activities or Conditions.

26.4         Governmental Action/Environmental Lien.

(a)           Tenant shall pay promptly all costs and expenses incurred by Landlord in connection with any Governmental Action, including but not limited to costs of any environmental audits, studies, investigations or remedial activities including but not limited to the removal of any Hazardous Substances from the Premises.  Tenant also shall pay promptly the costs of any environmental audits, studies, investigations or the removal of any Hazardous Substances from the Premises required by Landlord following a reasonable determination by Landlord that there may be Prohibited Activities or Conditions on or under the Premises.  Any such costs or expenses incurred by Landlord (including but not limited to fees and expenses of attorneys and consultants whether incurred in connection with any judicial or administrative process or otherwise) which Tenant fails to pay promptly shall become additional rent owed by Tenant to Landlord pursuant to this Lease.

(b)           Tenant shall promptly notify Landlord as to any liens threatened or attached against the Premises pursuant in any Environmental Law.  If such a lien is filed against the Premises, Tenants shall, within twenty (20) days from the date that the lien is placed against the Premises, and in any event prior to the date any governmental authority commences proceedings to sell the Premises and all improvements pursuant to the lien, either; (1) pay the claim and remove the lien from the Premises or (2) furnish either (i) a bond or cash deposit reasonably satisfactory to Landlord in an amount not less than the claim out of which the lien arises, or (ii) other security satisfactory to the Landlord and to any superior mortgagee or tenant in an amount not less than that which is sufficient to discharge the claim out of which the lien arises.

27.           RIGHT OF FIRST REFUSAL ON OTHER PROPERTIES OF LANDLORD.  Landlord covenants that during the Term of this Lease, Landlord will not sell or lease any property now owned or leased by Landlord or hereafter acquired or leased by Landlord, within a ten (10) mile radius of the Premises in any direction, to any third party for use, operation or lease as a gaming establishment without first allowing Tenant the right of first refusal with respect to said property.

28.           Intentionally Omitted.

29.           GENERAL PROVISIONS.

29.1         No Waiver.  The giving by Landlord of any breach of any term, provision, covenant or condition contained in this Lease, or the failure of Landlord or insist on the strict performance by Tenant, shall not be deemed to be a waiver of such term, provision, covenant or condition as to any subsequent breach thereof or of any other terms, covenant or condition contained in this Lease.  The acceptance of rents hereunder by Landlord shall not be deemed to be a waiver of any breach or default by Tenant of any term, provision, covenant or condition herein, regardless of Landlord’s knowledge of such breach or default at the time of acceptance of rent.

29.2         Landlord’s Right to Perform.  All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole expense and without abatement of rent.  If Tenant shall fail to observe and perform any covenant, condition, provision or agreement contained in this Lease or shall fail to perform any other act required to be performed by Tenant, Landlord may, upon notice to Tenant, without obligation, and without waiving or releasing Tenant from any default or obligations of tenant, make any such payment or perform any such obligation on Tenant’s part to be performed.  All sums so paid by Landlord and all costs incurred by Landlord, including attorneys’ fees, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy hereunder) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of rent.  Any sums advanced by Landlord on behalf of Tenant shall constitute additional rent owed by Tenant to Landlord.

29.3         Terms; Headings.  The words “Landlord” and “Tenant” as used herein shall include the plural, as well as the singular.  The words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter.  If there is more than one tenant, the obligations hereunder imposed upon Tenant shall be joint and several.  The headings or titles of this Lease shall have no effect upon the construction or interpretation of any part hereof.

29.4         Entire Agreement.  This instrument along with any exhibits and attachments or other documents affixed hereto, or referred to herein, constitutes the entire and exclusive agreement between Landlord and Tenant with respect to the Premises and the estate and interest leased to Tenant hereunder.  This instrument and said exhibits and attachments and other documents may be altered, amended, modified or revoked only by an instrument in writing signed by both Landlord and Tenant.  Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Premises are merged into and revoked by this instrument.

29.5         Successors and Assigns.  Subject to the provisions of Article 14 relating to Assignment and Subleasing, this Lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

29.6         Notices.  All notices, comments, approvals, requests, demands and other communications (collectively “Notices”) which Landlord or Tenant are required or desire to serve upon, or deliver to, the other shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, or given by a nationally recognized overnight delivery service (such as Federal Express) with all fees prepaid, to the appropriate address indicated below, or at such other place or places as either Landlord or Tenant may, from time to time, designate in a written notice given to the other.  If the term “Tenant” in this Lease refers to more than one person or entity, Landlord shall be required to make service or delivery, as aforesaid, to any one of said persons or entities only.  Notices shall be deemed sufficiently served or given at the time of delivery; provided that refusal to accept delivery of a notice shall constitute successful and effective delivery thereof.  Any notice, request, communications or demand by Tenant to Landlord shall be addressed to the Landlord at:

LANDLORD:	Cure Land Co., LLC
P.O. Box 44
Lakeshore, Mississippi 39558
Attn: Mike Cure

Any notice, request, communications or demand by Landlord to tenant shall be addressed to Tenant at:

TENANT:	Silver Slipper Casino Venture LLC
150 S. Los Robles Avenue, Suite 665
Pasadena, California 91101
Attn: Loren Ostrow

Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication or demand sent.

29.7         Severability.  If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Lease shall not be affected thereby and each of said terms covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

29.8         Time of Essence.  Time is of the essence of this Lease and each provision hereof in which time of performance is established.

29.9         Governing Law.  This Lease shall be governed by, interpreted and construed in accordance with the laws of the State of Mississippi.

29.10       Attorney’s Fees.  If any action or proceeding is brought by Landlord or Tenant, to enforce in respective rights under this Lease, the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorney’s fees to be fixed by the court.

29.11       Memorandum of Lease.  Landlord and Tenant agree not to record this Lease, but rather agree to execute and Memorandum of Lease in the form attached hereto and incorporated herein as Exhibit “B”, which shall be recorded in the public records of Hancock County, Mississippi.

30.           CONFIDENTIALITY.  Landlord agrees to use its best efforts to keep the terms and conditions of this Lease confidential, other than those matters which Landlord may have discussed with its attorneys or representatives and the filing of the Memorandum of Lease.

31.           LANDLORD’S COVENANTS.

31.1         Landlord understands and agrees that Tenant intends to use certain portions of the Premises that are designated wetlands and may be required to enter into a mitigation program to utilize such wetlands.  Furthermore, Landlord understands and agrees that Tenant intends to seek permission from all relevant governmental authorities to reorient the parking around the Shipyard Road to permit all parking provided for the Casino to be on the west side of Shipyard Road.  Landlord agreed to cooperate fully with tenant in any and all of its applications to utilize such wetlands and to modify Shipyard Road.

31.2         Landlord further hereby leases and lets to Tenant and Tenant hereby rents from Landlord certain undeveloped land (identified as Parcel G and described in Exhibit “D” attached hereto and incorporated here by reference) owned by Landlord but not within the definition of the Premises, for Tenant’s excess parking needs (and does hereby grant Tenant a non-exclusive easement over and across that certain property identified as Parcel F and described in Exhibit G for access to the parking area) without charge so long as Tenant bears any cost necessary to be incurred to be able to utilize such land for parking, provided, however, that if Landlord develops such land in a manner incompatible with Tenant’s continued use of land for parking, Tenant’s parking area lease and access easement thereto granted hereunder shall cease.  Landlord covenants that during the Term of this Lease, Landlord will not sell or lease any of the land referenced in this Section 31.2 to any third party without first allowing Tenant the right of first refusal with respect to said land.  If Tenant fails to exercise its rights of first refusal and Landlord sells such land to a third party, Tenant’s parking area lease and access easement thereto granted hereunder shall cease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth in the first paragraph above.

LANDLORD		TENANT

Cure Land Co., LLC		Silver Slipper Casino Ventures LLC

By:	/s/ Michael D. Cure	By:	/s/ Paul R. Alanis

Its:	President	Its:	President and Chairman of the Board of Managers

EXHIBIT A

DESCRIPTION OF THE PROPERTY

EXHIBIT A

LEGAL DESCRIPTIONS

All parcel letter designations shown in this and other legal description exhibits correspond to the survey of George M. Haraway, R.L.S., dated December 7, 2004.

PARCEL A
Leasehold Interest

A parcel of land located in Gulfview Subdivision (Subdivision Plat Book 1, Page 27), also being located in that portion of the NW 1/4 lying north of the Bayou Caddy, Section 29, Township 9 South, Range 14 West, Hancock County, Mississippi; and being more particularly described as follows:

Commence at an iron rod located at the intersection of the northwest right-of-way of Shipyard Road with the east line of Block 98, Gulfview Subdivision, said iron rod also being located at the following coordinates, N. 269352.04, E. 797139.03 (M.S.P.C.S. East Zones/NAD 83 in feet); thence S 00°11’22” E. 36.71 feet to the intersection of the east line of Block 98, Gulfview Subdivision, with the southeast right-of-way of Shipyard Road, said intersection being the Point of Beginning; thence N 54°53’02” E 36.68 feet along the southeast right-of-way of Shipyard Road; thence N 53°55’51” E 26.24 feet along the southeast right-of-way of Shipyard Road; thence N 47°08’34” E 66.03 feet along the new southeast right-of-way of Shipyard Road; thence N 45°27’37” E 165.84 feet along the new southeast right-of-way of Shipyard Road to the beginning of a curve to the left; thence northeasterly and northerly 92.72 feet along a curve of the new southeast and new east right-of-way of Shipyard Road, said curve having a central angle of 54°12’26” with a radius of 98.00 feet, also having a chord bearing and distance of N 18°21’24” E 89.30 feet to the end of said curve; thence N 08°44’49” W 343.72 feet along the new east right-of-way of Shipyard Road to the beginning of a curve to the right; thence northerly 50.85 feet along said curve of the new east right-of-way of Shipyard Road, said curve having a central angle of 18°47’54” with a radius of 155.00 feet, also having a chord bearing and distance of N 00°39’08” E 50.63 feet to the end of said curve, thence N 10°03’05” E 41.99 feet along the new east right-of-way of Shipyard Road to a point located on the now or former west right-of-way of Beach Boulevard; thence S 08°44’09” E 516.96 feet along said now or former west right-of-way of Beach Boulevard to a point located on the former south right-of-way of Shipyard Road; thence continue S 08°44’09” E 449.69 feet along said now or former west right-of-way of Beach Boulevard to a point located on the southerly edge of an existing bulkhead on the north side of Bayou Caddy; thence meander southwesterly 262.6 feet, more or less, along said south edge of and existing bulkhead to a point located at the following coordinates, N. 268971.14, E. 797247.61, said point also being located at the most easterly corner of a parcel of land with an existing water tower; thence along the boundary of the water tower parcel the following five courses, N 18°21’46” W 49.85 feet, N 75°27’23” W 20.25 feet, S 71°38’14” W 27.58 feet, thence S 00°04’51” E 17.29 feet, S 18°21’46” E 44.43 feet to a point located on said south edge of and existing bulkhead; thence meander southwesterly 348.1 feet, more or less, along said south corner of said dock, said point having the following coordinates, N. 268920.55, E. 796859.08; thence N 88°38’51” W 43.26 feet, to a point in a canal; thence N 02°59’02” W 160.73 feet along the east line of property now or formerly to John Ladner & Terryl Ladner (W.D. Book X5, Page 14), to a point located on the southeast right-of-way of Shipyard Road; thence N 54°53’02” E 405.48 feet along said southeast right-of-way of Shipyard Road to the said Point Of Beginning.

Said parcel of land contains 5.529 acres, more or less.

PARCEL B
Leasehold Interest

A parcel of land leased in Gulfview Subdivision (Subdivision Plat Book 1, Page 27), Hancock County, Mississippi; and being more particularly described as follows:

For the Point Of Beginning, Commence at an iron rod located at the intersection of the northwest right-of-way of Shipyard Road with the east line of Block 98, Gulfview Subdivision, said iron rod also being located at the following coordinates, N. 269352.04, E 797139.03 (M.S.P.C.S. East Zone/NAD 83 in feet); thence S 43°50’16” W 407.80 feet along said northwest right-of-way of Shipyard Road to the intersection with the east line of property new or formerly to Terryl M. Ladner (W.D. Book BB23, Pages 240-241); thence N 02°59’02” W 111.76 feet, more or less, to a point on the southern bank of a canal, said point being the northeast corner of property new or formerly to Terryl M. Ladner; thence meander southwesterly 170 feet, more or less, along said southern bank of a canal to the northwest corner of property now or formerly to Terryl M. Ladner; thence S 02°59’02” E 37.53 feet, more or less, along the west line of said property now or formerly to Terryl M. Ladner, to a point having the following coordinates N. 269077.62, E. 796063.60; thence S 89°48’38” W 245.10 feet to a point in a canal; thence N 00°52’43” E 237.79 feet to a point in a canal; thence N 00°05’36” E 243.76 feet to a point in a canal, said point also being located on the now or former south right-of-way of Featherston Avenue (not open/now vacated); thence S 89°43’28” W 608.20 feet along said now or former south right-of-way of Featherston Avenue to a point located on the now or former east right-of-way of Ann Street, said point also being the northwest corner of Lot 8, Block 76, Gulfview Subdivision, said point also being located on the following coordinates, N. 259556.34, E. 795818.34; thence N 00°11’22” W 510.00 feet along the now or former east right-of-way of Ann Street to a point located on the new or former centerline of Watte Avenue (not open/now vacated); thence N 89°18’38” E 885.00 feet along said now or former centerline to the intersection of the now or former centerline of Michigan Street (not open/now vacated); thence N 00°11’33” W 480.00 feet along said former centerline of Michigan Street to the intersection of the now or former centerline of Lowry Avenue (not open/now vacated); thence N 89°48’38” E 561.21 feet along the new or former centerline of Lowry Avenue to a point located on the west right-of-way of Beach Boulevard, said point also being located 60 feet (measured at a right angle) westerly from the west side of the top of a concrete seawall being located east of and contiguous with said Beach Boulevard, said point having the following coordinates, N. 276651.12, E. 797261.27; thence S 07°19’28” E 30.23 feet along said west right-of-way of Beach Boulevard to a point located on the north line of Lot 1, Block 100, Gulfview Subdivision; thence S 08°44’36” E 323.60 feet along the west right-of-way of Beach Boulevard to a point located on the north line of Lot 7, Block 100, Gulfview Subdivision; thence N 89°48’38” E 25.03 feet along the north line of said Lot 7 to a point, said point also being located at the south end of right-of-way for Beach Boulevard, said point also being located on the new west right-of-way of Shipyard Road; thence southerly 19.34 feet along a curve of the new west right-of-way of Shipyard road, said curve being concave to the west, having a central angle of 08°12’33” with a radius of 135.00 feet, also having a chord bearing and distance of S 05°56’49” W 19.33 feet to the end of said curve; thence S 10°03’05” W 191.64 feet along the new west right-of-way of Shipyard Road to the beginning of a curve to the left; thence southerly 60.70 feet along a curve of the new west right-of-way of Shipyard Road, said curve having a central angle of 18°47’54” with a radius of 185.00 feet, also  having a chord bearing and distance of S 00°39’08” W 60.43 feet to the end of said curve; thence S 08°44’49” E 343.72 feet along the new west right-of-way of Shipyard Road to the beginning of a curve to the right; thence southerly and southwesterly 64.33 feet along a curve of the new west and new northwest right-of-way of Shipyard Road, said curve having a central angle of 54°12’26” with a radius of 68.00 feet, also having a chord bearing and distance of S 18°21’24” W 61.96 feet to the end of said curve; thence S 45°27’37” W 165.40 feet along the new northwest right-of-way of Shipyard Road; thence S 47°09’52” 66.93 feet along the northwest right-of-way of Shipyard Road; thence S 55°01’25” W 36.53 feet along the northwest right-of-way of Shipyard Road to the said Point Of Beginning.

Said parcel of land contains 31.18 acres, more or less.

PARCEL C
Leasehold Interest

All that portion of Beach Boulevard (now abandoned) lying south of the north line of Lot 7, Block 100, Gulfview Subdivision (Subdivision Plat Book 1, Page 27), Hancock County, Mississippi; and being more particularly described as follows:

Commence at the intersection of the north line of Lot 1, Block 100, Gulfview Subdivision with the west right-of-way of Beach Boulevard, said point being located at the following coordinates, N. 270521.13 feet, E. 797265.13 feet (M.S.P.C.S. East Zone/NAD 83 in feet); thence S 08°44’36” E 323.60 feet along the west right-of-way of Beach Boulevard to a point located on the north line of Lot 7, Block 100, Gulfview Subdivision; thence N 89°48’38” E 55.05 feet along the north line of said Lot 7 to the Point Of Beginning, said point also being located at the south end of right-of-way for Beach Boulevard, said point also being located on the new right-of-way of Shipyard Road; thence continue N 89°48’38” E 5.63 feet to the west side of the top of a concrete seawall, said seawall being located east of and contiguous with now or former Beach Boulevard; thence meander along the west side of the top of a concrete seawall the following ten courses, S 08°45’41” E 10.55 feet, S 08°40’35” E 100.06 feet, S 08°44’59” E 80.83 feet, S 08°35’24” E 18.82 feet, S 08°45’41” E 100.59 feet, S 08°46’04” E 99.96 feet, S 08°44’59” E 99.52 feet, S 08°44’47” E 99.70 feet, S 08°40’43” E 100.10 feet, S 08°43’50” E 88.77 feet; thence N 81°11’47” E 2.95 feet to the northwest corner of a Public Trust Tidelands Lease parcel; thence S 08°48’13” E 299.95 feet along the west line of Public Trust Tidelands Lease parcel to a point located on the southerly edge of an existing bulkhead on the north side of Bayou Caddy, thence meander westerly and southerly along the edge of said bulkhead the following four courses, S 81°25’42” W 36.52 feet, S 06°34’36” E 32 37 feet, S 83°24’18” W 17.73 feet, S 73°55’30” W 7.67 feet to a point located on the now or formerly west right-of-way of Beach Boulevard; thence N 08°44’09” W 449.69 feet along said now or formerly west right-of-way of Beach Boulevard to a point located on the former south right-of-way of Shipyard Road; thence continue N 08°44’09” W 513.96 feet along said now or former west right-of-way of Beach Boulevard to a point located on the now west right-of-way of Shipyard Road; thence N 10°03’05” E 149.65 feet along the new east right-of-way of Shipyard Road to the beginning of a curve to the left; thence northerly 24.70 feet along said curve of the new east right-of-way of Shipyard Road, said curve having a central angle of 08°34’43” with a radius of 165.00 feet, also having a chord bearing and distance of N 05°45’43” E 24.68 feet to the said Point Of Beginning.

Said parcel of land contains 1.44 acres, more or less.

EXHIBIT B

MEMORANDUM OF LEASE

INSTRUMENT PREPARED BY:

Robert W. Shockett
Bingham McCutchen
355 South Grand Avenue
44 Floor
Los Angeles, California 90071
213-229-8436

MEMORANDUM OF LEASE

This agreement made and entered into this ____ day of November, 2004, by and between CURE LAND COMPANY, LLC, a Mississippi limited liability company (the “Landlord”), and SILVER SLIPPER CASINO VENTURE LLC, a Delaware limited liability company (“Tenant”).

Landlord hereby leases to Tenant, and Tenant hereby lets from Landlord, the following described real property located in Hancock County, Mississippi:

See attached Exhibit “A”, “B” and “C”

This Agreement is subject to the terms, conditions and restrictions contained in that certain unrecorded Lease Agreement With Option To Purchase (the “Lease”) between Landlord and Tenant, dated the ____ day of November, 2004, all of which terms, conditions and restrictions are incorporated herein by reference.  The Lease is for a term commencing on the ____ day of November, 2004, and terminating on the 30th day of April, 2028, and contains exclusive options to purchase the above-described property or portions thereof during the term of the Lease on terms set forth in the Lease.

Landlord covenants that, during the term of the Lease, Landlord will not sell or lease any property now owned or leased by Landlord or hereafter acquired or lease by Landlord, within a ten (10) mile radius of the Premises in any direction, to any third party for use, operation or lease as a gaming establishment without first allowing Tenant the right of first refusal with respect to said property.

Landlord hereby grants as easement to Tenant, subject to and in accordance with the terms of the Lease, the following described real property located in Hancock County, Mississippi:

See attached Exhibit “D”

1

IN WITNESS WHEROF, the parties hereto have executed this Agreement on the ____ day of November, 2004.

LANDLORD	TENANT

Cure Land Company, LLC	Silver Slipper Venture Casino LLC
a Mississippi limited liability company	a Delaware limited liability company

By:	By:
Its:	Its:

ADDRESS OF LANDLORD:	ADDRESS OF TENANT:

P.O. Box 44	150 S. Los Robles Avenue, Suite 665
Lakeshore, Mississippi 39558	Pasadena, California 91101
Attn: Mike Cure	Attn: Loren Ostrow
Telephone Number: 228-467-5880	Telephone Number: 626-356-1188

2

STATE OF ____________
COUNTY OF_______

Personally appeared before me, the undersigned authority in and for the said county and state, on this the ____ day of ___________________________, 2004, within my jurisdiction, the within named _______________________________, who acknowledged that he/she is the ___________________ of Cure Land Company, LLC, a Mississippi limited liability company, and that for and on behalf of the said entity, and as its act and deed, he/she executed the above and foregoing instrument, after first having been duly authorized by said entity so to do.

NOTARY PUBLIC
My Commission Expires:

[SEAL]

STATE OF ____________
COUNTY OF_______

Personally appeared before me, the undersigned authority in and for the said county and state, on this the ____ day of ___________________________, 2004, within my jurisdiction, the within named ______________________________, who acknowledged that he/she is the ___________________ of Silver Slipper Casino Venture LLC, a Delaware limited liability company, and that for and on behalf of the said entity, and as its act and deed, he/she executed the above and foregoing instrument, after first having been duly authorized by said entity so to do.

NOTARY PUBLIC
My Commission Expires:

[SEAL]

3

EXHIBIT A

DESCRIPTION OF THE PROPERTY

PARCEL A
Leasehold Interest

A parcel of land located in Gulfview Subdivision (Subdivision Plat Book 1, Page 27), also being located in that portion of the NW 1/4 lying north of the Bayou Caddy, Section 29, Township 9 South, Range 14 West, Hancock County, Mississippi; and being more particularly described as follows:

Commence at an iron rod located at the intersection of the northwest right-of-way of Shipyard Road with the east line of Block 98, Gulfview Subdivision, said iron rod also being located at the following coordinates, N. 269352.04, E. 797139.03 (M.S.P.C.S. East Zones/NAD 83 in feet); thence S 00°11’22” E. 36.71 feet to the intersection of the east line of Block 98, Gulfview Subdivision, with the southeast right-of-way of Shipyard Road, said intersection being the Point of Beginning; thence N 54°53’02” E 36.68 feet along the southeast right-of-way of Shipyard Road; thence N 53°55’51” E 26.24 feet along the southeast right-of-way of Shipyard Road; thence N 47°08’34” E 66.03 feet along the new southeast right-of-way of Shipyard Road; thence N 45°27’37” E 165.84 feet along the new southeast right-of-way of Shipyard Road to the beginning of a curve to the left; thence northeasterly and northerly 92.72 feet along a curve of the new southeast and new east right-of-way of Shipyard Road, said curve having a central angle of 54°12’26” with a radius of 98.00 feet, also having a chord bearing and distance of N 18°21’24” E 89.30 feet to the end of said curve; thence N 08°44’49” W 343.72 feet along the new east right-of-way of Shipyard Road to the beginning of a curve to the right; thence northerly 50.85 feet along said curve of the new east right-of-way of Shipyard Road, said curve having a central angle of 18°47’54” with a radius of 155.00 feet, also having a chord bearing and distance of N 00°39’08” E 50.63 feet to the end of said curve, thence N 10°03’05” E 41.99 feet along the new east right-of-way of Shipyard Road to a point located on the now or former west right-of-way of Beach Boulevard; thence S 08°44’09” E 516.96 feet along said now or former west right-of-way of Beach Boulevard to a point located on the former south right-of-way of Shipyard Road; thence continue S 08°44’09” E 449.69 feet along said now or former west right-of-way of Beach Boulevard to a point located on the southerly edge of an existing bulkhead on the north side of Bayou Caddy; thence meander southwesterly 262.6 feet, more or less, along said south edge of and existing bulkhead to a point located at the following coordinates, N. 268971.14, E. 797247.61, said point also being located at the most easterly corner of a parcel of land with an existing water tower; thence along the boundary of the water tower parcel the following five courses, N 18°21’46” W 49.85 feet, N 75°27’23” W 20.25 feet, S 71°38’14” W 27.58 feet, thence S 00°04’51” E 17.29 feet, S 18°21’46” E 44.43 feet to a point located on said south edge of and existing bulkhead; thence meander southwesterly 348.1 feet, more or less, along said south corner of said dock, said point having the following coordinates, N. 268920.55, E. 796859.08; thence N 88°38’51” W 43.26 feet, to a point in a canal; thence N 02°59’02” W 160.73 feet along the east line of property now or formerly to John Ladner & Terryl Ladner (W.D. Book X5, Page 14), to a point located on the southeast right-of-way of Shipyard Road; thence N 54°53’02” E 405.48 feet along said southeast right-of-way of Shipyard Road to the said Point Of Beginning.

Said parcel of land contains 5.529 acres, more or less.

PARCEL B
Leasehold Interest

A parcel of land leased in Gulfview Subdivision (Subdivision Plat Book 1, Page 27), Hancock County, Mississippi; and being more particularly described as follows:

For the Point Of Beginning, Commence at an iron rod located at the intersection of the northwest right-of-way of Shipyard Road with the east line of Block 98, Gulfview Subdivision, said iron rod also being located at the following coordinates, N. 269352.04, E 797139.03 (M.S.P.C.S. East Zone/NAD 83 in feet); thence S 43°50’16” W 407.80 feet along said northwest right-of-way of Shipyard Road to the intersection with the east line of property new or formerly to Terryl M. Ladner (W.D. Book BB23, Pages 240-241); thence N 02°59’02” W 111.76 feet, more or less, to a point on the southern bank of a canal, said point being the northeast corner of property new or formerly to Terryl M. Ladner; thence meander southwesterly 170 feet, more or less, along said southern bank of a canal to the northwest corner of property now or formerly to Terryl M. Ladner; thence S 02°59’02” E 37.53 feet, more or less, along the west line of said property now or formerly to Terryl M. Ladner, to a point having the following coordinates N. 269077.62, E. 796063.60; thence S 89°48’38” W 245.10 feet to a point in a canal; thence N 00°52’43” E 237.79 feet to a point in a canal; thence N 00°05’36” E 243.76 feet to a point in a canal, said point also being located on the now or former south right-of-way of Featherston Avenue (not open/now vacated); thence S 89°43’28” W 608.20 feet along said now or former south right-of-way of Featherston Avenue to a point located on the now or former east right-of-way of Ann Street, said point also being the northwest corner of Lot 8, Block 76, Gulfview Subdivision, said point also being located on the following coordinates, N. 259556.34, E. 795818.34; thence N 00°11’22” W 510.00 feet along the now or former east right-of-way of Ann Street to a point located on the new or former centerline of Watte Avenue (not open/now vacated); thence N 89°18’38” E 885.00 feet along said now or former centerline to the intersection of the now or former centerline of Michigan Street (not open/now vacated); thence N 00°11’33” W 480.00 feet along said former centerline of Michigan Street to the intersection of the now or former centerline of Lowry Avenue (not open/now vacated); thence N 89°48’38” E 561.21 feet along the new or former centerline of Lowry Avenue to a point located on the west right-of-way of Beach Boulevard, said point also being located 60 feet (measured at a right angle) westerly from the west side of the top of a concrete seawall being located east of and contiguous with said Beach Boulevard, said point having the following coordinates, N. 276651.12, E. 797261.27; thence S 07°19’28” E 30.23 feet along said west right-of-way of Beach Boulevard to a point located on the north line of Lot 1, Block 100, Gulfview Subdivision; thence S 08°44’36” E 323.60 feet along the west right-of-way of Beach Boulevard to a point located on the north line of Lot 7, Block 100, Gulfview Subdivision; thence N 89°48’38” E 25.03 feet along the north line of said Lot 7 to a point, said point also being located at the south end of right-of-way for Beach Boulevard, said point also being located on the new west right-of-way of Shipyard Road; thence southerly 19.34 feet along a curve of the new west right-of-way of Shipyard road, said curve being concave to the west, having a central angle of 08°12’33” with a radius of 135.00 feet, also having a chord bearing and distance of S 05°56’49” W 19.33 feet to the end of said curve; thence S 10°03’05” W 191.64 feet along the new west right-of-way of Shipyard Road to the beginning of a curve to the left; thence southerly 60.70 feet along a curve of the new west right-of-way of Shipyard Road, said curve having a central angle of 18°47’54” with a radius of 185.00 feet, also  having a chord bearing and distance of S 00°39’08” W 60.43 feet to the end of said curve; thence S 08°44’49” E 343.72 feet along the new west right-of-way of Shipyard Road to the beginning of a curve to the right; thence southerly and southwesterly 64.33 feet along a curve of the new west and new northwest right-of-way of Shipyard Road, said curve having a central angle of 54°12’26” with a radius of 68.00 feet, also having a chord bearing and distance of S 18°21’24” W 61.96 feet to the end of said curve; thence S 45°27’37” W 165.40 feet along the new northwest right-of-way of Shipyard Road; thence S 47°09’52” 66.93 feet along the northwest right-of-way of Shipyard Road; thence S 55°01’25” W 36.53 feet along the northwest right-of-way of Shipyard Road to the said Point Of Beginning.

Said parcel of land contains 31.18 acres, more or less.

Said parcel of land contains 31.18 acres, more or less.
Part of Lots 1-8 incl., Blk. 100.

PARCEL C
Leasehold Interest

All that portion of Beach Boulevard (now abandoned) lying south of the north line of Lot 7, Block 100, Gulfview Subdivision (Subdivision Plat Book 1, Page 27), Hancock County, Mississippi; and being more particularly described as follows:

Commence at the intersection of the north line of Lot 1, Block 100, Gulfview Subdivision with the west right-of-way of Beach Boulevard, said point being located at the following coordinates, N. 270521.13 feet, E. 797265.13 feet (M.S.P.C.S. East Zone/NAD 83 in feet); thence S 08°44’36” E 323.60 feet along the west right-of-way of Beach Boulevard to a point located on the north line of Lot 7, Block 100, Gulfview Subdivision; thence N 89°48’38” E 55.05 feet along the north line of said Lot 7 to the Point Of Beginning, said point also being located at the south end of right-of-way for Beach Boulevard, said point also being located on the new right-of-way of Shipyard Road; thence continue N 89°48’38” E 5.63 feet to the west side of the top of a concrete seawall, said seawall being located east of and contiguous with now or former Beach Boulevard; thence meander along the west side of the top of a concrete seawall the following ten courses, S 08°45’41” E 10.55 feet, S 08°40’35” E 100.06 feet, S 08°44’59” E 80.83 feet, S 08°35’24” E 18.82 feet, S 08°45’41” E 100.59 feet, S 08°46’04” E 99.96 feet, S 08°44’59” E 99.52 feet, S 08°44’47” E 99.70 feet, S 08°40’43” E 100.10 feet, S 08°43’50” E 88.77 feet; thence N 81°11’47” E 2.95 feet to the northwest corner of a Public Trust Tidelands Lease parcel; thence S 08°48’13” E 299.95 feet along the west line of Public Trust Tidelands Lease parcel to a point located on the southerly edge of an existing bulkhead on the north side of Bayou Caddy, thence meander westerly and southerly along the edge of said bulkhead the following four courses, S 81°25’42” W 36.52 feet, S 06°34’36” E 32 37 feet, S 83°24’18” W 17.73 feet, S 73°55’30” W 7.67 feet to a point located on the now or formerly west right-of-way of Beach Boulevard; thence N 08°44’09” W 449.69 feet along said now or formerly west right-of-way of Beach Boulevard to a point located on the former south right-of-way of Shipyard Road; thence continue N 08°44’09” W 513.96 feet along said now or former west right-of-way of Beach Boulevard to a point located on the now west right-of-way of Shipyard Road; thence N 10°03’05” E 149.65 feet along the new east right-of-way of Shipyard Road to the beginning of a curve to the left; thence northerly 24.70 feet along said curve of the new east right-of-way of Shipyard Road, said curve having a central angle of 08°34’43” with a radius of 165.00 feet, also having a chord bearing and distance of N 05°45’43” E 24.68 feet to the said Point Of Beginning.

Said parcel of land contains 1.44 acres, more or less.

EXHIBIT B

Legal Description of 1 Acre Parcel

PARCEL G
Leasehold Interest

A parcel of land located in Gulfview Subdivision (Subdivision Plat Book 1, Page 27), Hancock County, Mississippi; and being more particularly described as follows:

Commence at an iron rod located at the southwest corner of Lot 9, Block 77, Gulfview Subdivision, said iron rod also being located at the following coordinates, N. 269050.32, E. 796270.02 (M.S.P.C.S.-EAST ZONE/NAD 83 in feet); thence N 00°11’22” W 31.00 feet along the west line of Block 77 to the Point Of Beginning; thence S 89°48’38” W 130.00 feet; thence N 81°05’57” W 50.64 feet; thence N 77°18’52” W 71.81 feet; thence N 85°02’49” W 100.40 feet; thence S 89°48’38” W 100.00 feet to the west line of Block 76, Gulfview Subdivision; thence N 00°11’22” W 443.51 feet along said west line of Block 76, to the northwest corner of Lot 8, Block 76, Gulfview Subdivision; thence N 89°48’38” E 450.00 feet along the north line of said Block 76 and the easterly projection thereof to the northwest corner of Lot 8, Block 77, Gulfview Subdivision; thence S 00°11’22” E 476.51 feet along the west line of said Block 77 to the said Point of Beginning.

Said parcel of land contains 4.7 acres, more or less.

EXHIBIT C

Legal Description of Parking Area

PARCEL J
Leasehold Interest

Commencing at a concrete post which is the Southwest corner of Section 36, Tp.85, R15W; thence East 828.5 feet along the Section line to an iron pipe, thence North 1037.5 feet, more or less, to an iron pipe on the South line of R.O.W. of U.S. Highway 90 as the point of beginning; thence North 88 degrees 7 minutes West 128 feet, more ore less, along the South line of the above mentioned ROW to a point which is 43 feet East of the East Driveway; thence South 180 feet to a point; thence S 88 degrees 7 minutes E 128 feet, more or less, to a point which is due South of the point of beginning, thence N. 180 feet to the point of beginning; being a part of the SW 1/4 of the SW 1/4, Section 36, Township 85, Range 15W, Hancock County, Mississippi.

EXHIBIT D

Legal Description of Easement

PARCEL F
Non-Exclusive Easement Interest

A parcel of land (easement) located in Gulfview Subdivision (Subdivision Plat Book 1, Page 27), also being located in that part of the NE 1/4 of the NE 1/4 lying north of Bayou Caddy in Section 30, Township 9 South, Range 14 West, Hancock County, Mississippi; and being more particularly described as follows:

For the Point Of Beginning, Commence at an iron rod located at the southwest corner of Lot 9, Block 77, Gulfview Subdivision, said iron rod also being located at the following coordinates, N. 269050.32 E 796270.02 (M.S.P.C.S.-East Zone/NAD 83 in feet); thence N 76°46’38” W 133.64 feet; thence N 89°48’38” E 130.00 feet to the west line of said Lot 9, Block 77; thence S 80°41’99” E. 50.69 feet; thence N 87°51’33” E 98.62 feet to a point in a canal; thence N 89°48’38” E 245.10 feet to a point located on the west line of property now or formerly to Terryl M. Ladner, said point having the following coordinates, N. 269077.62, E. 796663.60; thence S 02°59’02” E 37.78 feet along said west line of property now or formerly to Terryl M. Ladner (W.D. Book HH23, Pages 240-241), to a point located on the northwest right-of-way of Shipyard Road; thence S 66°39’08” W 27.82 feet along said northwest right-of-way of Shipyard Road to a point located on the east line of property now or formerly to Strong (W.D. Book AA5, Pages 33-35); thence N 02°50’06” W 10.13 feet along said east line of property now or formerly to Strong, to the southeast corner of a parcel of land conveyed by Strong to Cure, et al (W.D. Book BB94, Pages 576-578); thence S 88°53’02” W 90.00 feet along the south line of said parcel of land conveyed by Strong to Cure, et al; thence N 74°12’03” W 22.44 feet; thence N 87°11’53” W 69.68 feet; thence S 87°51’33” W 150.40 feet; thence N 76°46’38” W 39.06 feet to the paid Point of Beginning.

Said parcel of land (easement) contains 0.357 acre, more or less.

PARCEL H
Non-Exclusive Easement Interest

A parcel of land located in that portion of the NW 1/4 of the NW 1/4 lying north of Bayou Caddy in Section 29, Township 9 South, Range 14 West, Hancock County, Mississippi; and being more particularly described as follows:

Commence at an iron rod located at the intersection of the northwest right-of-way of Shipyard Road with the east line of Block 98, Gulfview Subdivision, said iron rod also being located at the following coordinates, N. 269352.04, E 797139.03 (M.S.P.C.S. East Zone/NAD 83 in feet); thence S 00°11’22” E 35.71 feet to the intersection of the east line of Block 98, Gulfview Subdivision with the southeast right-of-way of Shipyard Road; thence N 54°53’02” E 36.68 feet along the southeast right-of-way of Shipyard Road; thence N 53°55’51” E 20.43 feet along the southeast right-of-way of Shipyard Road; thence S 00°04’51” E 333.61 feet to the Point Of Beginning; thence N 71°38’14” E 27.58 feet; thence S 75°27’27” E 20.25 feet; thence S 18°21’46” E  49.85 feet to a point located on the south edge of an existing bulkhead, said point being located at the following coordinates, N. 268971.14, E 797247.61; thence S 71°38’14” W 50.00 feet along said south edge of an existing bulkhead; thence N 18°21’46” W 44.43 feet; thence N 00°04’51” W 17.29 feet to the said Point Of Beginning.

Said parcel of land contains 2,904 square feet or 0.067 acre, more.

EXHIBIT C

Legal Description of 1 Acre Parcel

EXHIBIT C

LEGAL DESCRIPTION

All parcel letter designations shown in this and other legal description exhibits correspond to the survey of George M. Hathway, R.L.S., dated December 7, 2004.

PARCEL J
Leasehold Interest

Commencing at a concrete post which is the Southwest corner of Section 36, Tp.85, R15W; thence East 828.5 feet along the Section line to an iron pipe, thence North 1037.5 feet, more or less, to an iron pipe on the South line of R.O.W. of U.S. Highway 90 as the point of beginning; thence North 88 degrees 7 minutes West 128 feet, more ore less, along the South line of the above mentioned ROW to a point which is 43 feet East of the East Driveway; thence South 180 feet to a point; thence S 88 degrees 7 minutes E 128 feet, more or less, to a point which is due South of the point of beginning, thence N. 180 feet to the point of beginning; being a part of the SW 1/4 of the SW 1/4, Section 36, Township 85, Range 15W, Hancock County, Mississippi.

EXHIBIT D

Legal Description of Parking Area

EXHIBIT D

LEGAL DESCRIPTION

All parcel letter designations shown in this and other legal description exhibits correspond to the survey of George M. Hathway, R.L.S., dated December 7, 2004.

PARCEL G
Leasehold Interest

A parcel of land located in Gulfview Subdivision (Subdivision Plat Book 1, Page 27), Hancock County, Mississippi; and being more particularly described as follows:

Commence at an iron rod located at the southwest corner of Lot 9, Block 77, Gulfview Subdivision, said iron rod also being located at the following coordinates, N. 269050.32, E. 796270.02 (M.S.P.C.S.-EAST ZONE/NAD 83 in feet); thence N 00°11’22” W 31.00 feet along the west line of Block 77 to the Point Of Beginning; thence S 89°48’38” W 130.00 feet; thence N 81°05’57” W 50.64 feet; thence N 77°18’52” W 71.81 feet; thence N 85°02’49” W 100.40 feet; thence S 89°48’38” W 100.00 feet to the west line of Block 76, Gulfview Subdivision; thence N 00°11’22” W 443.51 feet along said west line of Block 76, to the northwest corner of Lot 8, Block 76, Gulfview Subdivision; thence N 89°48’38” E 450.00 feet along the north line of said Block 76 and the easterly projection thereof to the northwest corner of Lot 8, Block 77, Gulfview Subdivision; thence S 00°11’22” E 476.51 feet along the west line of said Block 77 to the said Point of Beginning.

Said parcel of land contains 4.7 acres, more or less.

EXHIBIT E

Access to Water Tower

EXHIBIT E

LEGAL DESCRIPTION

All parcel letter designations shown in this and other legal description exhibits correspond to the survey of George M. Hathway, R.L.S., dated December 7, 2004.

PARCEL I
Non-Exclusive Easement Interest

A parcel of land (easement) located in Gulfview Subdivision (Subdivision Plat Book 1, Page 27), also being located in that portion of the NW 1/4 of the NW 1/4 lying north of Bayou Caddy in Section 29, Township 9 South, Range 14 West, Hancock County, Mississippi; and being more particularly described as follows:

Commence at an iron rod located at the intersection of the northwest right-of-way of Shipyard Road with the east line of Block 94, Gulfview Subdivision, said iron rod also being located at the following coordinates, N. 269352.04, E. 797139.03 (M.S.P.C.S.-East Zone/NAD 83 in feet); thence S 00°11’22” E 36.71 feet to the intersection of the east line of Block 98, Gulfview Subdivision with the southeast right-of-way of Shipyard Road; thence N 54°33’02” E 32.44 feet along the southeast right-of-way of Shipyard Road to the Point of Beginning; thence continue N 54°53’02” E 4.24 feet along said southeast right-of-way of Shipyard Road; thence; N 53°35’51” E 20.40 feet along the southeast right-of-way of Shipyard Road; thence S 00°04’51 E 333.61 feet to the northwest corner of a parcel of land for a Water Tower; thence continue S 00°04’51” E 17.29 feet along the westerly line of a parcel of land for a Water Tower; thence S 18°21’46” E 34.45 feet along the westerly line of a parcel of land for a Water Tower; thence S 89°53’59” W 30.81 feet; thence N 00°04’51” W 369.19 feet to the said Point of Beginning.

Said parcel of land (easement) contains 0.177 acre, more or less.

EXHIBIT F

Water Tower Property

EXHIBIT F

LEGAL DESCRIPTION

All parcel letter designations shown in this and other legal description exhibits correspond to the survey of George M. Hathway, R.L.S., dated December 7, 2004.

PARCEL H
Non-Exclusive Easement Interest

A parcel of land located in that portion of the NW 1/4 of the NW 1/4 lying north of Bayou Caddy in Section 29, Township 9 South, Range 14 West, Hancock County, Mississippi; and being more particularly described as follows:

Commence at an iron rod located at the intersection of the northwest right-of-way of Shipyard Road with the east line of Block 98, Gulfview Subdivision, said iron rod also being located at the following coordinates, N. 269352.04, E 797139.03 (M.S.P.C.S. East Zone/NAD 83 in feet); thence S 00°11’22” E 35.71 feet to the intersection of the east line of Block 98, Gulfview Subdivision with the southeast right-of-way of Shipyard Road; thence N 54°53’02” E 36.68 feet along the southeast right-of-way of Shipyard Road; thence N 53°55’51” E 20.43 feet along the southeast right-of-way of Shipyard Road; thence S 00°04’51” E 333.61 feet to the Point Of Beginning; thence N 71°38’14” E 27.58 feet; thence S 75°27’27” E 20.25 feet; thence S 18°21’46” E  49.85 feet to a point located on the south edge of an existing bulkhead, said point being located at the following coordinates, N. 268971.14, E 797247.61; thence S 71°38’14” W 50.00 feet along said south edge of an existing bulkhead; thence N 18°21’46” W 44.43 feet; thence N 00°04’51” W 17.29 feet to the said Point Of Beginning.

Said parcel of land contains 2,904 square feet or 0.067 acre, more.

EXHIBIT G

LEGAL DESCRIPTION

All parcel letter designations shown in this and other legal description exhibits correspond to the survey of George M. Hathway, R.L.S., dated December 7, 2004.

PARCEL F
Non-Exclusive Easement Interest

A parcel of land (easement) located in Gulfview Subdivision (Subdivision Plat Book 1, Page 27), also being located in that part of the NE 1/4 of the NE 1/4 lying north of Bayou Caddy in Section 30, Township 9 South, Range 14 West, Hancock County, Mississippi; and being more particularly described as follows:

For the Point Of Beginning, Commence at an iron rod located at the southwest corner of Lot 9, Block 77, Gulfview Subdivision, said iron rod also being located at the following coordinates, N. 269050.32 E 796270.02 (M.S.P.C.S.-East Zone/NAD 83 in feet); thence N 76°46’38” W 133.64 feet; thence N 89°48’38” E 130.00 feet to the west line of said Lot 9, Block 77; thence S 80°41’99” E. 50.69 feet; thence N 87°51’33” E 98.62 feet to a point in a canal; thence N 89°48’38” E 245.10 feet to a point located on the west line of property now or formerly to Terryl M. Ladner, said point having the following coordinates, N. 269077.62, E. 796663.60; thence S 02°59’02” E 37.78 feet along said west line of property now or formerly to Terryl M. Ladner (W.D. Book HH23, Pages 240-241), to a point located on the northwest right-of-way of Shipyard Road; thence S 66°39’08” W 27.82 feet along said northwest right-of-way of Shipyard Road to a point located on the east line of property now or formerly to Strong (W.D. Book AA5, Pages 33-35); thence N 02°50’06” W 10.13 feet along said east line of property now or formerly to Strong, to the southeast corner of a parcel of land conveyed by Strong to Cure, et al (W.D. Book BB94, Pages 576-578); thence S 88°53’02” W 90.00 feet along the south line of said parcel of land conveyed by Strong to Cure, et al; thence N 74°12’03” W 22.44 feet; thence N 87°11’53” W 69.68 feet; thence S 87°51’33” W 150.40 feet; thence N 76°46’38” W 39.06 feet to the paid Point of Beginning.

Said parcel of land (easement) contains 0.357 acre, more or less.